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                                                                     Exhibit 3.6




                             FORM OF DELAWARE BYLAWS

                                    BYLAWS OF

                             JAWS TECHNOLOGIES, INC.

                                   ARTICLE I

                                  STOCKHOLDERS

         SECTION 1.01 Annual Meeting. If required by applicable law, the annual meeting of the stockholders shall be held for the election of directors at such date, place (either within or without the State of Delaware) and time as shall be designated by resolution of the Board of Directors. Any other business may be transacted at the annual meeting. If the Board of Directors shall fail to designate an annual meeting of the stockholders as set forth above, the annual meeting of the stockholders of the corporation shall be held during the month of November or December of each year as determined by the Board of Directors. If the election of the directors is not held on the day designated herein for any annual meeting of the stockholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held as soon thereafter as is convenient.

         SECTION 1.02 Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called by the President or the Board of Directors, but such special meetings may not be called by any other person or persons. All business lawfully to be transacted by the stockholders may be transacted at any special meeting at any adjournment thereof. Business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice of such meeting.

         SECTION 1.03 Place of Meetings. Any meeting of the stockholders of the corporation may be held at its principal office in the State of Delaware or such other place within or without of the State of Delaware as the Board of Directors may designate.

         SECTION 1.04 Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, the secretary shall give to all stockholders entitled to vote at such meeting, written notice, or other form of notice permitted by applicable law, of such meeting not less than ten (10) days, nor more than sixty (60) days, before the date of such meeting unless otherwise provided by applicable law; which notice shall stated the place, date and time of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as otherwise provided herein, the notice shall be in writing (or other form of notice permitted by applicable law) and delivered personally or mailed to the stockholders at
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their addresses appearing on the books of the corporation. If mailed, the giving of such notice shall be deemed delivered the date the same is deposited in the United States mail, postage prepaid, directed to the stockholder at his address as appears on the records of the corporation.

         SECTION 1.05 Notice of Stockholder Business and Nominations.

                  (a) Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board of Directors of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the corporation's notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors or (c) by any stockholder of the corporation who was a stockholder of record of the corporation at the time the notice provided for in this Section
1.05 is delivered to the Secretary of the corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this
Section 1.05.

         (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 1.05, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation and any such proposed business other than the nominations of persons for election to the Board of Directors must constitute a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year's annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth
(90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (and such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any
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resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the corporation's books, and of such beneficial owner, (ii) the class and number of shares of capital stock of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner,
(iii) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such stockholder's proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting. The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation.

         (3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 1.05 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation at an annual meeting is increased and there is no public announcement by the corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 1.05 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation.

                  (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation's notice of meeting (1) by or at the direction of the Board of Directors or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the
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corporation who is a stockholder of record at the time the notice provided for in this Section 1.05 is delivered to the Secretary of the corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 1.05. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation's notice of meeting, if the stockholder's notice required by paragraph (A)(2) of this
Section 1.05 shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) days following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

                  (c) General. (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 1.05 shall be eligible to be elected at an annual or special meeting of stockholders of the corporation to serve as directors and only such business shall be conduced at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.05. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.05 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder's nominee or proposal in compliance with such stockholder's representation as required by clause (A)(2)(c)(iv) of this
Section 1.05) and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 1.05, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 1.05, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation.

         (2) For purposes of this Section 1.5, "public announcement" shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to
Section 13, 14 or
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15(d) of the Exchange Act.

         (3) Notwithstanding the foregoing provisions of this Section 1.05, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.05. Nothing in this Section 1.05 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act, as applicable, or (b) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

         SECTION 1.06 Waiver of Notice. Any written waiver of notice, signed by the stockholder entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any annual or special meeting of the stockholders need be specified in any written waiver of notice.

         SECTION 1.07 Fixing Date for Determination of Stockholders of Record. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten (10) days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any other action, shall not be more than sixty
(60) days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, or, if prior action by the Board of
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Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and
(3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         SECTION 1.08 Quorum; Adjourned Meetings.

                  (a) Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, at any meeting of the stockholders, the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of capital stock entitled to the vote at the meeting, shall constitute a quorum.

                  (b) In the absence of a quorum, the holders of a majority of the voting power of the outstanding shares of capital stock entitled to vote at the meeting so represented and entitled to vote may adjourn the meeting from time to time until holders of the amount of stock required to constitute a quorum shall be in attendance. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted as originally called. When a stockholders' meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, unless the adjournment is for more than thirty (30) days or if after adjournment a new record date is set, in which event notice thereof shall be given to each stockholder of record entitled to vote at the meeting.

         SECTION 1.09 Voting.

                  (a) Except as otherwise provided by or pursuant to the Certificate of Incorporation, each stockholder entitled to vote at a meeting of stockholders, such stockholders, duly authorized proxy or attorney-in-fact shall be entitled to one (1) vote for each share of capital stock held by such stockholder.

                  (b) If a quorum is present, the affirmative vote of holders of a majority in voting power of the outstanding shares of capital stock of the Corporation present at the meeting and entitled to vote on any matter shall be the act of the stockholders, unless a vote of greater number or voting by classes is required by applicable laws, the rules or regulations of any stock exchange applicable to the corporation, the Certificate of Incorporation and these Bylaws.

                  (c) The corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share
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on the part of any other person, whether or not the corporation shall have notice thereof, except as expressly provided by applicable law.

         SECTION 1.10 Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to a corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy. No proxy shall be valid after the expiration of three (3) years from the date of execution thereof, unless the proxy provides for a longer period. A proxy shall be irrevocable if the proxy states that it is irrevocable and is coupled with an interest sufficient to support an irrevocable power. Revocation of a proxy that is not irrevocable may be effected by attending the meeting and voting in person or by filing an instrument revoking the same or by delivering a duly-executed proxy bearing a later date to the Secretary of the corporation.

         SECTION 1.11 Order of Business. At the annual stockholders meeting, the regular order of business shall be as follows.

                  (a) Determination of stockholders present and existence of quorum;

                  (b) Reading and approval of the minutes of the previous meeting or meetings;

                  (c) Reports of the Board of Directors, the President, Treasurer and Secretary of the corporation, in the order named;

                  (d) Reports of committees;

                  (e) Election of directors;

                  (f) Unfinished business;

                  (g) New business;

                  (h) Adjournment.

         SECTION 1.12 Action Without Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if consented to in writing by the holders of a majority of the shares entitled to vote or such greater proportion as may be required by applicable law, the Certificate of Incorporation, or these Bylaws. Such consents shall be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which minutes of proceedings of stockholders are recorded. Delivery made to the
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corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by law, be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the corporation.

         SECTION 1.13 List of Stockholders Entitled to Vote. The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, as required by applicable law. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

                                   ARTICLE II

                                    DIRECTORS

         SECTION 2.01 Number, Tenure and Qualifications. Except as otherwise provided herein, the Board of Directors of the corporation shall consist of at least one (1) but no more than nine (9) persons, the number thereof to be determined from time to time by resolution of the Board of Directors. Directors shall be elected at the annual meeting of the stockholders of the corporation and who shall hold office for one (1) year or until their successors are elected and qualify subject to a director's earlier death, resignation, disqualification or removal.

         SECTION 2.02 Resignation. Any director may resign at any time upon giving written notice to the corporation. If the Board of Directors accepts the resignation of a director tendered to take effect at a future date, the Board of Directors shall elect a successor to fill such vacancy when the resignation becomes effective.

         SECTION 2.03 Reduction in Number. No reduction of the number or directors shall have the effect of removing any director prior to the expiration of his term of office.

         SECTION 2.04 Removal. Any director of the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the voting power of the outstanding shares of capital stock then entitled to vote at an election of directors.
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         SECTION 2.05 Vacancies.

                  (a) Unless otherwise provided by law or the Certificate of Incorporation, a vacancy in the Board of Directors because of death, resignation, removal, change in number of directors, or otherwise may be filled by the stockholders at any regular or special meeting or any adjourned meeting thereof, or by the remaining director(s) by the affirmative vote of a majority thereof, although less than a quorum, or by a sole remaining director. Each successor so elected shall hold office until the next annual meeting of stockholders or until a successor shall have been duly-elected and qualified.

                  (b) If, at the time of the filing of any vacancy or newly created directorship, the directors then in office shall constitute less than a majority of the whole board, the Court of Chancery of the State of Delaware may, upon application of stockholder(s) holding at least 10% of the total shares at the time outstanding and entitled to vote for such directors, summarily order an election to be held to fill any such vacancies, or to replace any directors chosen by the directors then in office as provided above.

         SECTION 2.06 Regular Meetings. Immediately following the adjournment of, and at the same place as, the annual meeting of the stockholders, the Board of Directors, including directors newly elected, shall hold its annual meeting without notice, other than this provision, to elect officers of the corporation and to transact such further business as may be necessary or appropriate. The Board of Directors may provide by resolution the place, (within or without the State of Delaware), date and hour for holding additional regular meetings.

         SECTION 2.07 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman and shall be called by the Chairman upon the request of any two (2) directors or the President of the corporation.

         SECTION 2.08 Place of Meetings. Any meeting of the directors of the corporation may be held at its principal office, or at such other place within or without of the State of Delaware as the Board of Directors may designate.

         SECTION 2.09 Notice of Meetings. Except as otherwise provided in
Section 2.06, the Chairman shall deliver to all directors written notice (or any other form of notice permitted by applicable law) of any special meeting, at least three (3) days before the date of such meeting, by delivery of such notice personally or mailing such notice first class mail, or by telegram, telecopier, telephone or other means of electronic transmission. If mailed, the notice shall be deemed delivered two (2) business days following the date the same is deposited in the United States mail, postage prepaid. Any
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director may waive notice of any meeting in writing, and the attendance of a director at a meeting shall constitute a waiver of notice of such meeting, unless such attendance is for the express purpose of objecting, at the beginning of the meeting, to the transaction or business threat because the meeting is not properly called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of directors need be specified in any written waiver of notice.

         SECTION 2.10 Quorum: Adjourned Meetings.

                  (a) At all meetings of the Board of Directors, a majority of the whole Board of Directors shall constitute a quorum for the transaction of business.

                  (b) At any meeting of the Board of Directors where a quorum is not present, a majority of those present may adjourn the meeting, from time to time, until a quorum is present, and no notice of such adjournment shall be required.

         At any adjourned meeting where a quorum is present, any business may be transacted which could have been transacted at the meeting originally called.

         SECTION 2.11 Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if a written consent thereto is signed by all of the members of the Board of Directors or of such committee. Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Directors or committee. Such action by written consent shall have the same force and effect as the unanimous vote of the Board of Directors or committee.

         SECTION 2.12 Telephonic Meetings. Meetings of the Board of Directors or any committee thereof may be held through the use of a conference telephone or similar communications equipment so long as all members participating in such meeting can hear one another at the time of such meeting. Participation in such a meeting constitutes presence in person at such meeting.

         SECTION 2.13 Board Decisions. Except where applicable, the Certificate of Incorporation or these Bylaws otherwise provide, the affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         SECTION 2.14 Powers and Duties.

                  (a) Except as otherwise provided by the Certificate of Incorporation or applicable law, the Board of Directors is invested with the authority to manage and direct the affairs of the corporation.
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                  (b) The Board of Directors may designate one or more
committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it.

         SECTION 2.15 Compensation. The directors shall be allowed and paid all necessary expenses incurred in attending any meetings of the board.

         SECTION 2.16 Order of Business. The order of business at any meeting of the Board of Directors shall be as follows:

                  (a) Determination of members present and existence of quorum;

                  (b) Reading and approval of the minutes of any previous meeting or meetings;

                  (c) Reports of officers and committeemen;

                  (d) Election of officers;

                  (e) Unfinished business;

                  (f) New business;

                  (g) Adjournment.

                                  ARTICLE III

                                    OFFICERS

         SECTION 3.01 Election. The Board of Directors, at its fist meeting following the annual meeting of stockholders, shall elect a President, a Secretary and a Treasurer to hold office for one (1) year next coming and until their successors are elected and qualified or until their earlier resignation or renewal. Any person may hold two or more offices. The Board of Directors may, from time to time, by resolution,
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appoint one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers
and transfer agents of the corporation as it may deem advisable and prescribe their duties; and fix their compensation.

         SECTION 3.02 Removal; Resignation. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever, in its judgment, the best interest of the corporation would be served thereby. Any officer may resign at any time upon written notice to the corporation without prejudice to the rights, if any, of the corporation under any contract to which the resigning officer is a party.

         SECTION 3.03 Vacancies. Any vacancy in any office because of death, resignation, removal, or otherwise may be filled by the Board of Directors for the unexpired portion of the term of such office.

         SECTION 3.04 President. The President shall be the general manager and executive officer of the corporation, subject to the supervision and control of the Board of Directors, and shall direct the corporate affairs, with full power to execute all resolutions and orders of the Board of Directors not especially entrusted to some other officer of the corporation. The President shall preside at all meetings of the stockholders and shall sign the certificates of stock issued by the corporation, and shall perform such other duties as shall be prescribed by the Board of Directors. Unless otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the corporation to attend and to act and to vote at any meetings of the stockholders of any corporation in which the corporation may hold stock and, at any such meetings, shall possess and may exercise any and all rights and powers incident to the ownership of such stock. The Board of Directors, by resolution from time to time, may confer like powers on any person or persons in place of the President to represent the corporation for these purposes.

         SECTION 3.05 Vice President. The Board of Directors may elect one or more Vice Presidents who shall be vested with all the powers and perform all the duties of the President whenever the President is absent or unable to act, including the signing of the certificates of stock issued by the corporation, and the Vice President shall perform such other duties as shall be prescribed by the Board of Directors.

         SECTION 3.06 Secretary. The Secretary shall have the duty to record the proceedings of the meetings of stockholders or directors and shall keep the minutes of all meetings of the stockholders and the Board of Directors in books provided for that purpose. The Secretary shall attend to the giving and service of all notices of the corporation, may sign with the President in the name of the corporation all contracts authorized by the Board of Directors or appropriate committee, shall have the custody of the corporate seal, shall sign the certificates of stock issued by the corporation, shall have charge of stock certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors or appropriate committee may direct, and shall, in general perform all duties incident to the office of the Secretary. All corporate books kept by the Secretary shall be open for examination by any director for a purpose reasonably related to the director's position as a director.

         SECTION 3.07 Assistant Secretary. The Board of Directors may appoint an Assistant Secretary who shall have such powers and perform such duties as may be prescribed for him or her by the Board of Directors.

         SECTION 3.08 Treasurer. The Treasurer shall be the chief financial officer of the corporation, subject to the supervision and control of the Board of Directors, and shall have custody of all the funds and securities of the corporation. When necessary or proper, the Treasurer shall endorse on behalf of the corporation for collection checks, notes and other obligations, and shall deposit all monies to the credit of the corporation in such bank or banks or other depository as the Board of Directors may designate, and shall sign all receipts and vouchers for payments made by the corporation. Unless otherwise specified by the Board of Directors, the Treasurer shall sign with the President all bills of exchange and promissory notes of the corporation, shall also have the care and custody of the stocks, bonds, certificates, vouchers, evidence of debts, securities and such other property belong to the corporation as the Board of Directors shall designate, and shall sign all papers required by law, by these Bylaws or by the Board of Directors to be signed by the Treasurer. The Treasurer shall enter regularly in the books of the corporation, to be kept for that purpose, full and accurate accounts of all monies received and paid on account of the corporation and whenever required by the Board of Directors, the Treasurer shall render a statement of any or all accounts. The Treasurer shall perform all acts incident to the position of Treasurer subject to the control of the Board of Directors. The Treasurer shall, if required by the Board of Directors, give a bond to the corporation in such sum and with such security as shall be approved by the Board of Directors for the faithful performance of all the duties of the Treasurer and for restoration to the corporation in the event of the Treasurer's death, resignation, retirement, or removal from office, of all books, records, papers, vouchers, money and other property belonging to the corporation. The expense of such bond shall be borne by the corporation.

         SECTION 3.09 Assistant Treasurer. The Board of Directors may appoint an Assistant Treasurer who shall have such powers and perform such duties as may be prescribed by the Board of Directors, and the Board of Directors may require the Assistant Treasurer to give a bond to the corporation in such sum and with such security as it may approve, for the faithful performance of the duties of Assistant Treasurer, and for the restoration to the corporation, in the event of the Assistant Treasurer's death, resignation, retirement or removal from office, of all books, records, papers, vouchers, money and other property belonging to the corporation. The expense of such bond shall be borne by the corporation.

                                   ARTICLE IV

                                  CAPITAL STOCK

         SECTION 4.01 Certificates. The shares of the corporation shall be evidenced by certificates for shares of stock in such form as shall be prescribed by the Board of Directors, and shall be signed by the President or the Vice President and also by the Secretary or an Assistant Secretary. Any or all of the signatures on the certificate may be by facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of such issue. Each certificate shall contain the name of the record holder, the number, designation, if any, class or series of shares represented, a statement of summary of any applicable rights, preferences, privileges, or restrictions thereon, and a statement that the shares are assessable, if applicable. All certificates shall be consecutively numbered. The name and address of the stockholders, the number of shares, and the date of issue shall be entered on the stock transfer books of the corporation.

         SECTION 4.02 Surrender: Lost or Destroyed Certificates. The corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed and the corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative to, prior to the issuance of a replacement, provide the corporation with a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                                   ARTICLE V

              OFFICES; RECORDS; REPORTS; SEAL AND FINANCIAL MATTERS

         SECTION 5.01 Records. Any records maintained by the corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time.

         SECTION 5.02 Right of Inspection.

                  (a) The corporation's stock ledger, list of stockholders and its other books and records shall be open to inspection upon the written demand under oath stating the purpose thereof of any stockholder, in person or by attorney or other agent, during usual business hours for a purpose reasonably related to such holder's interest as a stockholder. Such inspection may be made in person or by agent or attorney, provided the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder and the right of inspection includes the right to copy and make extracts. The demand under oath shall be directed to the corporation at its registered office in the State of Delaware or at its principal place of business.

                  (b) Every director shall have the right to examine the corporation's stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to the director's position as a director.

         SECTION 5.03 Corporate Seal. The Board of Directors may, by resolution, authorize a seal, and the seal may be used by causing it, or a facsimile, to be impressed or affixed or reproduced or otherwise. Except when otherwise specifically provided herein, any officer of the corporation shall have the authority to affix the seal to any document requiring it.

         SECTION 5.04 Fiscal Year. The fiscal year of the corporation shall be the calendar year or such other term as may be fixed by resolution of the Board of Directors.

                                   ARTICLE VI

                                 INDEMNIFICATION

         SECTION 6.01 Right to Indemnification. The corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an "Indemnitee") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the corporation or, while a director or executive officer of the corporation, is or was serving at the request of the corporation as a director or officer of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Indemnitee. The indemnification provided by this
Section 6.01 shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

         SECTION 6.02 Prepayment of Expenses. The corporation shall pay the expenses (including attorneys' fees) incurred by a person described in the first sentence of Section 6.1 hereof (an "Article VI Person") in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Article VI Person to repay all amounts advanced if it should be ultimately determined that the
Article VI Person is not entitled to be indemnified under this Article VI or otherwise.

         SECTION 6.03 Nonexclusivity of Rights. The rights conferred on any
Article VI Person by this Article VI shall not be exclusive of any other rights which such Article VI Person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

         SECTION 6.04 Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any Article VI Person in respect of any act or omission occurring prior to the time of such repeal or modification. This Article VI may be amended by the stockholders of the corporation only by the vote of 66 2/3 of each class of the outstanding stock of the corporation, voting separately as a single class. Notwithstanding anything else contained in these Bylaws or the Certificate of Incorporation to the contrary, Article VI of these Bylaws may only be amended by the Board of Directors by the vote of 80% of the whole Board of Directors and the holders of 66 2/3 of each class of the outstanding stock of the corporation, voting separately as a single class.

         SECTION 6.05 Other Indemnification and Prepayment of Expenses. This
Article VI shall not limit the right of the corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Article VI Persons when and as authorized by appropriate corporate action.

         SECTION 6.06 Insurance. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this Article VI.

                                  ARTICLE VII

                                     BYLAWS

SECTION 7.01 Amendment. These Bylaws may be altered, amended or repealed, and new Bylaws made, by the Board of Directors by the affirmative vote of a majority of the directors present at a meeting at which a quorum is present, but the stockholders may make additional Bylaws and may alter and repeal any Bylaws whether adopted by them or otherwise.